Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 16, 2004 accompanying the consolidated financial statements of Bioenvision, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 2004 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Bioenvision, Inc. and subsidiaries on Form S-8 (File No. 333-113094, effective date February 25, 2004)



/s/ Grant Thornton LLP

Grant Thornton LLP
New York, New York
September 16, 2004